UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 6, 2025

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 993-5271

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	CEAD	Nasdaq Capital Market
Warrants to purchase Common Stock	CEADW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to our ability to raise sufficient capital to finance our planned operations, market acceptance of our products and product offerings, our ability to attract and retain key personnel, our ability to protect our intellectual property, and estimates of our current cash position and future needs. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this current report sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

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EXPLANATORY NOTE

On June 6, 2025, 16728502 CANADA INC., a corporation incorporated under the laws of Canada (“AcquireCo”), and a wholly-owned subsidiary of CEA Industries Inc., a Nevada corporation (“CEA”), acquired by the purchase of all the equity of four operating companies, 7446285 MANITOBA LTD., a corporation incorporated under the laws of Manitoba, 10050200 MANITOBA LTD., a corporation incorporated under the laws of Manitoba, FAT PANDA LTD., a corporation incorporated under the laws of Manitoba, and FAT PANDA DIRECT LTD., a corporation incorporated under the laws of Manitoba (together “Fat Panda”). As a result of the acquisition, CEA acquired the business of Fat Panda and will continue the existing business operations as wholly-owned subsidiaries.

As used in this Current Report, the terms the “CEA”, “Company”, “we,” “us,” and “our” refer to the current CEA company and its wholly-owned subsidiary, currently operating in the indoor cultivated agricultural business. “Fat Panda” refers to the current business of four operating companies, located in Canada, that operate the manufacture, distribution and retail sale of e-cigarettes, vape devices and e-liquids and related products through multiple retail locations in the provinces of Manitoba, Ontario, and Saskatchewan, Canada, as well as through its online e-commerce site.

This Current Report is being filed in connection with a series of transactions consummated by the Company and certain related events and actions taken by the Company. This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

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Item 2.01 — Completion of Acquisition or Disposition of Assets

Fat Panda Acquisition

On February 7, 2025, CEA entered into a purchase agreement, subsequently amended, with the several owners of all the equity of a group of Manitoba corporations that own all the assets used in the business of Fat Panda. Fat Panda is engaged in the manufacture, distribution and retail sale of e-cigarettes, vape devices and e-liquids and related products through multiple retail locations in the provinces of Manitoba, Ontario, and Saskatchewan, Canada, as well as through its online e-commerce site.

The acquisition included all the assets of Fat Panda, including among other things, the leases for the retail outlets, intellectual property, inventory, government licenses and permits, franchise agreements, manufacturing facilities and supply agreements, which are necessary for the ongoing manufacturing and retail operations of Fat Panda. The acquisition will continue the employment of the current management and of the production and retail staff, for the uninterrupted, continuous operations of the business. The sellers will enter into non-competition agreements at closing. Certain of the senior management persons will enter into employment agreements for their continued employment after the closing of the acquisition.

The purchase price was CAD $18.0 million (USD $12.6 million) comprised of approximately CAD $12.1 million in cash to the sellers, 39,000 shares of CEAD common stock with an agreed value of CAD $700,000, and seller notes totaling CAD $2.56 million. A portion of the purchase price was funded by a short-term loan from a United States based lender in the amount of USD $4.0 million, which is due in six months. In addition, CAD $2.6 million has been placed in escrow to support post-closing adjustments, indemnity obligations, and employee-related matters.

Financing of Acquisition

Interim Loan Facility

On June 4, 2025, CEA entered into an interim loan facility with CEAD Panda Lender LLC, under which it borrowed USD$4,000,000. The loan due date is December 3, 2025, subject to the right of CEA to prepay any amount of the borrowed funds together with outstanding unpaid interest and a prepayment penalty. The loan is interest only, until the maturity date, payable monthly. The interest rate is 3% for the first three months and then 2% per month thereafter of the outstanding loan amount. The loan is secured by a first lien on all the assets of CEA, AcquireCo and Fat Panda, subject to certain exceptions and permitted liens and permitted dispositions. The vendor notes of the Fat Panda sellers are subordinate to the security interests granted under the security agreements related to the loan facility. The loan facility has typical representations and warranties of the borrower, default provisions, and various covenants, including the covenant to maintain at least $1,500,000 in cash and have a minimum of $4,000,000 in working capital (inclusive of any cash).

Long Term Financing

CEA and AcquireCo, intend to replace the interim credit facility with a long term credit facility with a money center Canadian bank or other institutional lender, in the amount of $7,000,000 or more, as may be negotiated. The facility will be used to repay the interim credit facility and to provide working capital for the Fat Panda business. There is no assurance that the enterprise will be able to enter into such a credit facility, in a timely manner, and the terms are to be negotiated.

Equity Financing

CEA intends to seek to enter into one or more equity financing arrangements, including an At-The-Market (“ATM”) facility with a money center brokerage firm. Such an ATM typically provides for the company to sell shares of common stock from time to time, in an amount to be determined by the company, within certain parameters and agreed by the brokerage firm. CEA does not currently have any such arrangements for any form of equity financing, and if it does negotiate an equity financing or an ATM arrangement, there is no assurance that any equity financing will be on terms acceptable to the Company.

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Description of Fat Panda Business

Fat Panda is central Canada’s largest retailer and manufacturer of e-cigarettes, vape devices and e-liquids, with a market share exceeding 50% in the region. The company operates 33 retail locations, including 29 Fat Panda stores and four Electric Fog vape outlets, in the provinces of Manitoba, Ontario and Saskatchewan. Fat Panda also serves a wide range of customers through its online e-commerce platform. Its retail footprint is complemented by a comprehensive portfolio of products, including its own line of premium e-liquids manufactured in-house, along with a robust portfolio of trademarks and intellectual property.

As Central Canada’s first dedicated vaping product retailer, Fat Panda’s inventory consists solely of high-quality vaping goods.  This allows for dedicated investment of funds toward vaping products, yielding a market-leading catalogue of hundreds of various devices, and a countless array of flavors to suit a diverse clientele base.  Over the years, Fat Panda has established a highly loyal customer base by curating a product lineup that considers multiple factors including familiarity with vaping systems, previous nicotine dependence, and ergonomics, among other product elements.

Over the last decade, Fat Panda has invested heavily in its in-house manufacturing of e-liquids, allowing it to drastically reduce the cost of the highest value commodity in its product offering.  With proprietary recipes, and exclusivity to only Fat Panda retail outlets (where applicable), consumer retention is high with the uptake of Fat Panda’s own house-line of products.  Furthermore, wholesale of these goods are allowed to alternate retailers in regions where a Fat Panda is not located, which the company believes acts as a feeder for expanded representation and marketing of the Fat Panda brand.

Located in the geographic center of Canada, Fat Panda’s headquarters in Winnipeg, Manitoba also acts as the central distribution hub for all locations in the retail chain.  Each satellite location receives at minimum one shipment from the warehouse per week for all goods manufactured in-house.  Third party goods are shipped direct from external suppliers and can occur as often as necessary, allowing for enhanced turnover and manageable inventory levels per location.

Fat Panda’s webstore similarly operates from the warehouse, with an ever-expanding catalogue, online sales have increased significantly in recent years, currently grossing over $250,000.00 per month with a dedicated employee and other shared resources with warehousing.

Being the earliest entrant in the Central Canadian market in 2013, Fat Panda was able to establish itself as the only dedicated retailer of vaping products at the time.  Operating virtually alone in the space, a monopolistic scenario provided the revenue and resources for reinvestment to open multiple locations before any substantial competitor was able to enter the market.  As a result, the brand became synonymous with vaping goods in the region, paving the way for future success and recognition as Fat Panda expanded geographically outwards from Winnipeg.  The company believes that the closest competitor to the metrics of a Fat Panda location is the nearest Fat Panda location.  This is evident as on many occasions, a competitor will attempt to disrupt a specific market by establishing near a Fat Panda retail store, but the Fat Panda location experiences no or only a minor drop in business at said location.

Similarly, taking into account the preferences of different clientele, Fat Panda acknowledges that although the aim of its locations is to encourage any and all types of clients to visit, some clients prefer an alternative aesthetic and product offerings.  Research is continuous on other retail chains that have established within the same market, with focus on four nearby competitors that may be considered as holding sizable market share.  Exploration into synergies, or mergers may be considered in the future.

Regulatory Developments Relating to Fat Panda

Vaping Products

On May 23, 2018, the Tobacco and Vaping Products Act (“TVPA”) became effective, and now governs the manufacture, sale, labeling and promotion of vaping products sold in Canada. The TVPA replaced the former Tobacco Act (Canada) and established a legislative framework that applies to vaping products, whether or not they contain nicotine. The TVPA prescribes high-level requirements in relation to vaping products, with regulations governing specific topics such as nicotine concentration and the promotion of vaping products. Other regulations remain forthcoming and there remains a high degree of uncertainty with respect to the compliance landscape for vaping products. As such, there can be no assurance that we will initially be in total compliance, remain competitive, or financially able to meet future requirements administered pursuant to the TVPA. Prior to the TVPA becoming effective, Health Canada had taken the position that electronic smoking products (i.e., electronic products for the vaporization and administration of inhaled doses of nicotine, including electronic cigarettes, cigars, cigarillos and pipes, as well as cartridges of nicotine solutions and related products) fell within the scope of the Food and Drugs Act (Canada) (“Food and Drugs Act”). Vaping products with therapeutic or health-related claims are subject to the Food and Drugs Act and related regulations. Finally, the TVPA provides the authority to make regulations to collect information from industry about vaping products, their emissions and any research and development (e.g., sales data and information on market research, product composition, ingredients, materials, health effects, hazardous properties and brand elements). Health Canada is currently developing proposed regulations in this area.

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On December 21, 2019, Health Canada issued a Regulatory Impact Analysis Statement titled “Vaping Products Promotion Regulations.” The Impact Analysis addressed two proposed new regulations that would place stricter limits on the advertising and promotion of nicotine vaping products and make health warnings on nicotine vaping products mandatory (the “Proposed Regulations”). The Proposed Regulations would: (1) prohibit the promotion of nicotine vaping products and nicotine vaping product-related brand elements by means of advertising that is done in a manner that can be seen or heard by youth, including the display of nicotine vaping products a points of sale where can be seen by youth; and (2) require that all nicotine vaping advertising convey a health warning about the health hazards of nicotine vaping product use.

On July 1, 2020, Health Canada’s “Vaping Products Labeling and Packaging Regulations” (the “VPLPR”) came into effect; requiring (1) all vaping products containing nicotine to display a standardized nicotine concentration statement and health warning about the addictiveness of nicotine; (2) products containing nicotine to be packaged in child-resistant containers and display a toxicity warning and first aid treatment statement; and (3) the display of a list of ingredients contained in the vaping substances, regardless of nicotine content. On July 14, 2020, Health Canada issued a guidance document on vaping products titled, “Industry Guide to vaping products subject to the Canada Consumer Product Safety Act” (the “CCPA Guidance”). The CCPA Guidance provided clarity on requirements under the Canada Consumer Product Safety Act (“CCPSA”) for vaping products that are manufactured, imported, advertised, or sold in Canada. The CCPA Guidance provided clarity on the requirements of the VPLPR and the authority of the CCPSA to address safety issues posed by a vaping product not marketed for therapeutic use or by a cannabis accessory (such as a vaporizer represented to be used in the consumption of cannabis) not marketed for a therapeutic use.

In addition to federal regulations, several provinces, including Alberta, British Columbia, Nova Scotia, Ontario, Prince Edward Island (“PEI”), Quebec, and Saskatchewan, have passed regulations fully restricting or limiting the advertising and sales of certain types of nicotine vaping products. Many provinces have focused their tobacco and vaping control efforts on retail access and have taken action to go beyond the minimum requirements in the TVPA. For example, Nova Scotia, Newfoundland and Labrador, and the Northwest Territories, have increased the minimum age of sale to 19. Notably, in Prince Edward Island, as of March 1, 2020, the minimum age for purchasing nicotine products increased to age 21. In 2019. British Columbia, Saskatchewan, and Ontario limited the sales of flavored vaping products with exceptions for some flavors to specialty stores, whereas some provinces have banned flavored vaping products, with the exception of tobacco flavor (Nova Scotia and Prince Edward Island). By way of example, on August 11, 2020, PEI adopted a regulation to ban the sale of all flavored vaping products, effective March 1, 2021. Quebec is currently considering a ban on flavored products and effective as of March 25, 2022, the sale of flavored vapor products was banned in the Northwest Territories.

Moreover, certain provinces (British Columbia, Newfoundland and Labrador, Saskatchewan, Quebec, Nova Scotia) have implemented an e-cigarette retail licensing system or have guidelines for retailers in order to prevent sales to minors (Alberta, British Columbia, Newfoundland and Labrador, Prince Edward Island, Saskatchewan).

Finally, with respect to the taxation of vaping products, the Canadian government introduced amendments to the Excise Act, 2001 to implement a new excise duty framework on vaping products. These amendments became law on June 23, 2022. The new framework applies to vaping products that are manufactured in Canada or imported, and that are intended for use in a vaping device in Canada. Manufacturers of vaping products are required to get a vaping product license from the Canada Revenue Agency (“CRA”). Importers are required to apply for registration from the CRA. Manufacturers and importers are also required to register for the vaping stamping regime. All vaping products entering the Canadian duty-paid market are required to be packaged with an excise stamp affixed to the product. The excise stamps shows that duties have been paid.

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Cannabis

On April 13, 2017, the Government of Canada introduced Bill C-45, which proposed the enactment of the Cannabis Act to legalize and regulate access to cannabis. The Cannabis Act proposed a strict legal framework for controlling the production, distribution, sale and possession of medical and recreational adult-use cannabis in Canada. On June 21, 2018, the Government of Canada announced that Bill C-45, received Royal Assent. On July 11, 2018, the Government of Canada published the Cannabis Regulations under the Cannabis Act. The Cannabis Regulations provide more detail on the medical and recreational regulatory regimes for cannabis, including regarding licensing, physical security requirements, product practices, outdoor growing, security, packaging and labelling (including for cannabis accessories), cannabis-containing drugs, document retention requirements, reporting and disclosure requirements, the new access to cannabis for medical purposes regime and industrial hemp. The majority of the Cannabis Act and the Cannabis Regulations came into force on October 17, 2018; additional Cannabis Regulations took effect on October 17, 2019.

As of December 2022, the Minister of Health and the Minister of Mental Health and Addictions has launched the legislative review of the Cannabis Act. The review is being conducted by a five-member independent, expert panel, who will report their final conclusions and advice to the Ministers by Spring 2024. In addition, Health Canada announced that amendments to the Cannabis Act and its regulations concerning cannabis research and testing. Notably, these amendments increase the public possession limit for cannabis beverages to a level that is similar to other forms of cannabis, such as solid edible cannabis products (i.e. gummies or chocolate) and the amendments change how Health Canada regulates non-therapeutic cannabis research with human participants. As for proposed amendments, Health Canada is proposing amendments to the Cannabis Regulations to protect public health and safety, in particular by protecting young persons and others from inducements to use inhaled cannabis extracts. The proposed amendments would restrict the production, sale, promotion, packaging, or labelling of inhaled cannabis extracts with certain flavors, other than the flavor of cannabis.

While the Cannabis Act provides for the regulation by the federal government of, among other things, the commercial cultivation and processing of cannabis for recreational purposes, it provides the provinces and territories of Canada with the authority to regulate with respect to the other aspects of recreational cannabis, such as distribution, sale, minimum age requirements, places where cannabis can be consumed, and a range of other matters.

 The governments of every Canadian province and territory have implemented regulatory regimes for the distribution and sale of cannabis for recreational purposes. In most provinces and territories, the minimum age is 19 years old, except for Québec, where the minimum age is 18. Certain provinces, such as Ontario, have legislation in place that restricts the packaging of vapor products and the manner in which vapor products are displayed or promoted in stores.

 The Cannabis Act is a relatively new regime that has no close precedent in Canadian law. The effect of relevant governmental authorities’ administration, application and enforcement of their respective regulatory regimes and delays in obtaining, or failure to obtain, applicable regulatory approvals which may be required may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on our business, financial condition and results of operations.

FCTC

The World Health Organization’s Framework Convention on Tobacco Control (“FCTC”) is the first international public health treaty that establishes a global agenda to reduce initiation of tobacco use and regulate tobacco in an effort to encourage tobacco cessation. Over 180 governments worldwide have ratified the FCTC, including Canada. The FCTC has led to increased efforts to reduce the supply of and demand for tobacco products and to encourage governments to further regulate the tobacco industry. The tobacco industry and others expect significant regulatory developments to take place over the next few years, driven principally by the FCTC.

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CEA Ownership after the Acquisition

The only shares being issued in connection with the acquisition are the 39,000 shares being issued to Velocity, which represent 4.6% of the issued and outstanding shares of CEA immediately after the acquisition transaction.

Accounting Treatment

The Company accounts for business combinations under the acquisition method of accounting in accordance with ASC Topic 805, “Business Combinations.” The Company allocates the purchase price of an acquisition to the tangible and intangible assets acquired, liabilities assumed, and any non-controlling interest based on their estimated fair values at the acquisition date. The Company recognizes the amount by which the purchase price of an acquired entity exceeds the net of the fair values assigned to the assets acquired and liabilities assumed as goodwill. In determining the fair values of assets acquired and liabilities assumed, the Company uses various recognized valuation methods including the income, cost and market approaches in accordance with ASC Topic 820, “Fair Value Measurement.” The Company makes assumptions within certain valuation techniques, including discount rates, royalty rates, and the amount and timing of future cash flows. The Company initially performs these valuations based upon preliminary estimates and assumptions by management or independent valuation specialists under the Company’s supervision, where appropriate, and makes revisions as estimates and assumptions are finalized, which may be up to one year from the acquisition date. Acquisition-related expenses are recognized separately from business combinations and are expensed as incurred.

For accounting and reporting purposes, in accordance with FRM 1170.1, as CEA acquired substantially all of the Fat Panda’s business and CEA’s own operations before the acquisition appear insignificant relative to the Fat Panda operations acquired, CEA has been identified as the designated accounting acquirer (“Successor”) and Fat Panda has been identified as the designated accounting predecessor (“Predecessor”) to the Company.

RISK FACTORS AND SPECIAL CONSIDERATIONS

You should carefully consider all the following risk factors, together with all of the other information in this Current Report, including the financial information. Additionally, you should review the risk factors that are included in our Annual Report on Form 10K for the fiscal year ended December 31, 2024, found at pages 9-24, which are incorporated herein by reference therefrom.

Our actual results could differ materially from management’s expectations because of changes both within and outside of our control. Due to such uncertainties and the risk factors set forth in this Current Report, prospective investors are cautioned not to place undue reliance upon such forward-looking statements.

Throughout this section, references to the “Company” refer to the Company and its consolidated subsidiaries as the context so requires. The risk factors discussed below focus on the acquired business, but the incorporated by reference risk factors continue to be relevant to our current business which we will be continuing and also the more general risk factors will apply to the consolidated business.

Risks Related to Financing Fat Panda

CEA has entered into an interim loan which includes a security interest over all the assets of CEA, AcquireCo and Fat Panda. Upon a default, the levy on the assets would impair the ability of the Company to carry on its business.

To finance a portion of the purchase consideration for Fat Panda CEA, AcquireCo and Fat Panda have entered into arrangements to grant security interests 0ver all their assets in support of the interim loan to CEA of $4,000,000. If CEA should default under the terms of the loan agreement, the lender would be able to exercise on its security and cause a sale thereof to repay the loan. In that event, the assets of the consolidated company would be lost and the ability to continue its business would be impaired or would be entirely prevented. In such instance, investors in our company would lose their investment.

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Because we operate in a regulated business that is undergoing regulatory changes and increased regulation and some of our products are related to cannabis we may have difficulty in borrowing working capital.

We anticipate having to borrow funds to replace our interim financing, to finance our working capital requirements and to expand our business. Because we operate in a business and market that is subject to regulation and that will experience changing and increased regulation, it may be difficult to attract bank and institutional lenders to engage with us to finance our business. Our inability to obtain financing will impair our business and we may have to curtail aspects of our business. Without adequate financing our revenues and results of operations will be adversely impacted.

Risks Related to Fat Panda Operations

If we fail to manage our business and growth effectively, we may be unable to execute our business plan, maintain high levels of service or address competitive challenges adequately.

Our success will depend, in part, on our ability to manage our business and its growth. Any growth in, expansion of, or shift in the focus of our business, is likely to place a strain on our management and administrative resources, infrastructure and systems. As with acquired businesses, we expect that we will need to further refine and expand our business development capabilities, our systems and processes and our access to financing sources. We will also need to hire, train, supervise, and manage existing and new employees. Prior to the acquisition our operations have been handled by a limited number of persons at one location. The acquisition brings into our company over thirty retail locations and a wide range of different products. Learning the new business and its processes will be time consuming and will increase management responsibilities and divert management attention from the historical business. We cannot assure that we will be able to:

●	optimize our product offerings effectively or efficiently or in a timely manner, if at all;
●	achieve expected synergies or other anticipated benefits;
●	allocate our human resources optimally;
●	meet our capital needs;
●	identify and hire qualified employees or retain valued employees;
●	effectively incorporate the components of any business or product line that we may acquire in our effort to achieve growth and income; or
●	continue to grow our business.

Our inability or failure to manage our business and its growth effectively could harm our business and materially adversely affect our operating results and financial condition. As a result of our rapid growth, we may find it difficult to build and maintain our business, which could limit our ability to innovate and operate effectively. Any failure to preserve our business could also negatively affect our ability to retain current and recruit new personnel, continue to perform at current levels or execute on our business strategy.

The market for vaporizer products and related items is a niche market, subject to a great deal of uncertainty and is still evolving.

Vaporizer products and related accessories comprise a significant portion of our product offerings through our retail outlets and within our manufacturing line up. These products represent core components of a niche market that is evolving rapidly, is characterized by a number of market participants and is subject to regulatory oversight and a potentially fluctuating regulatory framework. Rapid growth in the use of, and interest in, vaporizer products is recent, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty, including, but not limited to, changes in governmental regulation, developments in product technology, perceived safety and efficacy of our products, perceived advantages of competing products and sale and use of materials that can be vaporized, including in the expanding legal cannabis markets. Therefore, we are subject to many of the business risks associated with a new enterprise in a niche market. Continued technical evolution, market uncertainty, evolving regulation and the resulting risk of failure of our new and existing product offerings in this market could have a material adverse effect on our ability to build and maintain market share and on our business, results of operations and financial condition. Further, there can be no assurance that we will be able to continue to compete effectively in this marketplace.

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We depend on third-party suppliers for many of our products and may experience supply shortages which could have a material adverse effect on our business.

We depend on third-party suppliers for many of our vaporization products and accessory consumption products that we sell in our retail outlets. Our customers associate certain characteristics of our products, including the weight, feel, draw, flavor, packaging and other unique attributes, to the brands we market, distribute and sell. The selection of our inventory is important. In the future, we may have difficulty obtaining the products we need from our suppliers as a result of unexpected demand or production difficulties that might extended lead times, as well as due to constraints relating to our low cash position. Also, products may not be available to us in quantities sufficient to meet our customer demand. Any interruption in supply and/or consistency of these products may adversely impact our ability to deliver products to our customers, may harm our relationships and reputation with our customers, and may have a material adverse effect on our business, results of operations and financial condition. Interruptions in supply or consistency of products could arise for a number of reasons, including but not limited to economic and civil unrest, public health crises, embargoes, and sanctions.

We may enter into new markets or lines of business that offer new products, or may expand existing lines of business, which may subject us to additional risks.

From time to time, we may enter into new markets or lines of business that entail offering new products, or may expand existing lines of business. Our historical experience does not necessarily ensure that we will be able to successfully operate expended lines of business or will be successful in launching new products or entering new markets. In addition, external factors, such as competitive alternatives, potential conflicts of interest, either real or perceived, and shifting market preferences, in addition to our lack of experience with or knowledge of new lines of business or markets may impact our implementation, expansion and operation of new and existing lines of business. Other related risks include:

●	the potential diversion of management’s attention, available cash, and other resources from our existing businesses;
●	unanticipated liabilities or contingencies;
●	compliance with additional regulatory burdens;
●	potential damage to existing customer relationships, lack of customer acceptance or an inability to attract new customers; and
●	the inability to compete effectively in the new line or expanded line of business or in a new market.

Failure to successfully manage these risks in the implementation, expansion or operation of new and existing lines of business and markets or the offering of new products or services could have a material adverse effect on our reputation, business, results of operations and financial condition.

There is uncertainty related to the regulation of vaporization products and certain other consumption accessories. Increased regulatory compliance burdens, no matter how they arise, could have a material adverse impact on our business development efforts and our operations.

On May 23, 2018, the Tobacco and Vaping Products Act (“TVPA”) became effective, and now governs the manufacture, sale, labeling and promotion of vaping products sold in Canada. The TVPA replaced the former Tobacco Act (Canada) and established a legislative framework that applies to vaping products, whether or not they contain nicotine. The TVPA prescribes high-level requirements in relation to vaping products, with regulations governing specific topics such as nicotine concentration and the promotion of vaping products. Other regulations remain forthcoming and there remains a high degree of uncertainty with respect to the compliance landscape for vaping products. As such, there can be no assurance that we will initially be in total compliance, remain competitive, or financially able to meet future requirements administered pursuant to the TVPA. Prior to the TVPA becoming effective, Health Canada had taken the position that electronic smoking products (i.e., electronic products for the vaporization and administration of inhaled doses of nicotine, including electronic cigarettes, cigars, cigarillos and pipes, as well as cartridges of nicotine solutions and related products) fell within the scope of the Food and Drugs Act (Canada) (“Food and Drugs Act”). Vaping products with therapeutic or health-related claims are subject to the Food and Drugs Act and related regulations. Finally, the TVPA provides the authority to make regulations to collect information from industry about vaping products, their emissions and any research and development (e.g., sales data and information on market research, product composition, ingredients, materials, health effects, hazardous properties and brand elements). Health Canada is currently developing proposed regulations in this area.

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On December 21, 2019, Health Canada issued a Regulatory Impact Analysis Statement titled “Vaping Products Promotion Regulations.” The Impact Analysis addressed two proposed new regulations that would place stricter limits on the advertising and promotion of nicotine vaping products and make health warnings on nicotine vaping products mandatory (the “Proposed Regulations”). The Proposed Regulations would: (1) prohibit the promotion of nicotine vaping products and nicotine vaping product-related brand elements by means of advertising that is done in a manner that can be seen or heard by youth, including the display of nicotine vaping products a points of sale where can be seen by youth; and (2) require that all nicotine vaping advertising convey a health warning about the health hazards of nicotine vaping product use.

On July 1, 2020, Health Canada’s “Vaping Products Labeling and Packaging Regulations” (the “VPLPR”) came into effect; requiring (1) all vaping products containing nicotine to display a standardized nicotine concentration statement and health warning about the addictiveness of nicotine; (2) products containing nicotine to be packaged in child-resistant containers and display a toxicity warning and first aid treatment statement; and (3) the display of a list of ingredients contained in the vaping substances, regardless of nicotine content. On July 14, 2020, Health Canada issued a guidance document on vaping products titled, “Industry Guide to vaping products subject to the Canada Consumer Product Safety Act” (the “CCPA Guidance”). The CCPA Guidance provided clarity on requirements under the Canada Consumer Product Safety Act (“CCPSA”) for vaping products that are manufactured, imported, advertised, or sold in Canada. The CCPA Guidance provided clarity on the requirements of the VPLPR and the authority of the CCPSA to address safety issues posed by a vaping product not marketed for therapeutic use or by a cannabis accessory (such as a vaporizer represented to be used in the consumption of cannabis) not marketed for a therapeutic use.

In addition to federal regulations, several provinces, including Alberta, British Columbia, Nova Scotia, Ontario, Prince Edward Island (“PEI”), Quebec, and Saskatchewan, have passed regulations fully restricting or limiting the advertising and sales of certain types of nicotine vaping products. Many provinces have focused their tobacco and vaping control efforts on retail access and have taken action to go beyond the minimum requirements in the TVPA. For example, Nova Scotia, Newfoundland and Labrador, and the Northwest Territories, have increased the minimum age of sale to 19. Notably, in Prince Edward Island, as of March 1, 2020, the minimum age for purchasing nicotine products increased to age 21. In 2019. British Columbia, Saskatchewan, and Ontario limited the sales of flavored vaping products with exceptions for some flavors to specialty stores, whereas some provinces have banned flavored vaping products, with the exception of tobacco flavor (Nova Scotia and Prince Edward Island). By way of example, on August 11, 2020, PEI adopted a regulation to ban the sale of all flavored vaping products, effective March 1, 2021. Quebec is currently considering a ban on flavored products and effective as of March 25, 2022, the sale of flavored vapor products was banned in the Northwest Territories.

Moreover, certain provinces (British Columbia, Newfoundland and Labrador, Saskatchewan, Quebec, Nova Scotia) have implemented an e-cigarette retail licensing system or have guidelines for retailers in order to prevent sales to minors (Alberta, British Columbia, Newfoundland and Labrador, Prince Edward Island, Saskatchewan).

Finally, with respect to the taxation of vaping products, the Canadian government introduced amendments to the Excise Act, 2001 to implement a new excise duty framework on vaping products. These amendments became law on June 23, 2022. The new framework applies to vaping products that are manufactured in Canada or imported, and that are intended for use in a vaping device in Canada. Manufacturers of vaping products are required to get a vaping product license from the Canada Revenue Agency (“CRA”). Importers are required to apply for registration from the CRA. Manufacturers and importers are also required to register for the vaping stamping regime. All vaping products entering the Canadian duty-paid market are required to be packaged with an excise stamp affixed to the product. The excise stamps shows that duties have been paid.

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These developments, together with the passed and proposed federal and provincial regulations may have a material adverse effect on our business, results of operations, and financial condition.

We may be unable to identify or contract with new suppliers in the event of a disruption to our supply.

In the event of a disruption to our supply of product inventory and in respect of the products we manufacture, we would have to identify new suppliers that can meet our needs. Only a limited number of suppliers may have the ability to produce certain products we sell at the volumes we need, and it could be costly or time-consuming to locate and approve such alternative sources. Moreover, it may be difficult or costly to find suppliers to produce small volumes of products in the event we are looking only to supplement our current supply as suppliers may impose minimum order requirements. In addition, we may be unable to negotiate pricing or other terms with our existing or new suppliers as favorable as those we currently enjoy. We cannot guarantee that a failure to adequately replace or supplement our existing suppliers would not have a material adverse effect on our business, results of operations and financial condition.

Demand for the products we distribute could decrease if the trend of our suppliers selling products directly to consumers or retailers continues or accelerates.

Retailers and consumers of vaporization products and consumption accessories have historically purchased certain amounts of these products directly from suppliers. Recently, direct to consumer sales of vaporization products and consumption accessories have accelerated, consistent with broader sales trends. If our customers were to increase their purchases of products directly from suppliers, or if suppliers further increase their efforts to sell such products directly to consumers or retailers, we could experience a significant decrease in our business, results of operations and financial condition. These, or other developments that remove us from, or limit our role in, the distribution chain, may harm our competitive position in the marketplace and reduce our sales and earnings and adversely affect our business.

We are vulnerable to third-party transportation risks, including governmental laws and common carriers’ policies that prevent the shipment of the types of products we sell.

We depend on fast and efficient shipping services to obtain our inventory and distribute our products that we manufacture. Any prolonged disruption of these services may have a material adverse effect on our business, financial condition and results of operations. Rising costs associated with transportation services used by us to receive or deliver our products, including tariffs, as well as delays as a results of factors outside of our control have had and may continue to have a material adverse effect on our business, financial condition and results of operations.

The loss of a significant supplier would require us to rely more heavily on our other existing suppliers or to develop relationships with new suppliers. Such a loss may have an adverse effect on our product offerings and our business.

We generally make our purchases through purchase orders. As a result, we have experienced and may in the future experience inventory shortages or price increases on certain products. Furthermore, our industry occasionally experiences significant product supply shortages, and we sometimes experience customer order backlogs due to the inability of certain suppliers to make available to us certain products as needed. We cannot provide assurances that suppliers will maintain an adequate inventory of products to fulfill our orders on a timely basis, or at all, or that we will be able to obtain particular products on favorable terms, or at all. Additionally, we cannot provide assurances that product lines currently offered by suppliers will continue to be available to us. A decline in the supply or continued availability of the products of our suppliers, or a significant increase in the price of those products, could reduce our sales and negatively affect our operating results.

In addition, some of our suppliers have the ability to terminate their relationships with us at any time, or to decide to sell, or increase their sales of, their products through other resellers or channels. Although we believe there are numerous suppliers with the capacity to supply the products we distribute, the loss of one or more of our major suppliers could have an adverse effect on our product offerings and our business. Such a loss would require us to rely more heavily on our other existing suppliers, develop relationships with new suppliers or undertake our own manufacturing, which may cause us to pay higher prices for products due to, among other things, a loss of volume discount benefits currently obtained from our major suppliers. Any termination, interruption or adverse modification of our relationship with a key supplier or a significant number of other suppliers would likely adversely affect our operating income, cash flow and future prospects.

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If we fail to maintain proper inventory levels, our business could be harmed.

We often purchase key products in quantity from suppliers to maintain inventory. We do this to minimize purchasing costs, the time necessary to stock our retail outlets and ameliorate the risk of non-delivery. However, we may be unable to sell the products we have purchased. Inventory levels in excess of customer demand have previously and may in the future, result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair our brand image and have a material adverse effect on our business, results of operations and financial condition. Conversely, if we underestimate demand for our products or if we fail to acquire the products that we require at the time we need them, we may experience inventory shortages. Inventory shortages might delay shipments to customers, reduce revenue, negatively impact customer relationships and diminish brand loyalty, which in turn could have a material adverse effect on our business, results of operations and financial condition.

Our success is dependent in part upon our ability to distribute popular products from new suppliers, as well as the ability of our existing suppliers to develop and market products that meet changes in market demand or regulatory requirements.

Many of the products we sell are generally subject to rapid changes in marketplace demand and regulatory requirements. For example, recent laws and regulations have prohibited the sale of certain types of products that we previously sold. Our success is dependent, in part, upon the ability of our suppliers to develop and market products that meet these changes. Our success is also dependent on our ability to develop relationships with and sell products from new suppliers that address these changes in market demand or regulatory requirements. To the extent products that address recent changes are not available to us, or are not available to us in sufficient quantities or on acceptable terms, we could encounter increased competition, which would likely adversely affect our business, results of operations and financial condition.

Changes in our customer, product or competition mix could cause our product margin and results of operations to fluctuate.

From time to time, we may experience changes in our customer mix, our product mix or our competition mix. Changes in our customer mix may result from geographic expansion or contractions, legislative, regulatory or enforcement priority changes affecting the products we distribute, selling activities within current geographic markets and targeted selling activities to new customer sectors. Changes in our product mix may result from marketing activities to existing customers, the needs of existing and prospective customers and from regulatory and legislative changes. Changes in our competition mix may result from new competitors entering into our business segment or existing competitors growing their operations. If customer demand for lower-margin products increases and demand for higher-margin products decreases, our business, results of operations and financial condition may suffer.

Our ability to distribute certain licensed brands and to use or license certain trademarks may be terminated or not renewed.

We are reliant upon brand recognition in the markets in which we compete, as the industry is characterized by a high degree of brand loyalty and a reluctance of consumers to switch to substitute or unrecognizable brands. Any loss in brand-name appeal to our existing customers as a result of product offerings changes could have a material adverse effect on our business, results of operations and financial condition.

We may not be successful in maintaining the consumer brand recognition and loyalty of our products.

We compete in a market that relies on innovation and the ability to react to evolving consumer preferences. The vaporization products and consumption accessories industry is subject to changing consumer trends, demands and preferences. Therefore, products once favored may, over time, become disfavored by consumers or no longer perceived as the best option. Consumers in the vaporizer market have demonstrated a degree of brand loyalty, but suppliers must continue to adapt their products in order to maintain their status among customers as the market evolves. Our continued success depends in part on our ability and our supplier’s ability to continue to differentiate the brand names we carry at our locations and those that we own or license. Trends within the vaporization products and consumption accessories industry change often and our failure to anticipate, identify or react to changes in these trends could, among other things, lead to reduced demand for our products. Factors that have previously and may continue to affect consumer perception of our products include health trends and attention to health concerns associated with herbs, oils, cannabis or other materials used with vaporizers, price-sensitivity in the presence of competitors’ products or substitute products and trends in favor of new vaporization products or technology consumption accessories products that are currently being researched and produced by participants in our industry. For example, in recent years, we have witnessed a shift in consumer purchases from vaporizers designed for dry herbs to those designed for liquids or wax type concentrates. A failure to react to similar trends in the future could enable our competitors to grow or establish their brands’ market share in these categories before we have a chance to respond.

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Regulations have recently been and are likely to continue to be enacted in the future that would make it more difficult to appeal to consumers or to leverage the brands that we distribute, own or license. Furthermore, even if we are able to continue to distinguish our products, there can be no assurance that the sales, marketing and distribution efforts of our competitors will not be successful in persuading consumers of our products to switch to their products. Some of our competitors have greater access to resources than we do, which better positions them to conduct market research in relation to branding strategies or costly marketing campaigns. Any loss of consumer brand loyalty to our products or in our ability to effectively brand our products in a recognizable way will have a material effect on our ability to continue to sell our products and maintain our market share, which could have a material adverse effect on our business, results of operations and financial condition.

New products face intense media attention and public pressure.

Many of the vaporizers and other products are new to the marketplace as they change over time. Certain members of the media, politicians, government regulators and advocacy groups, including independent doctors, have called for the adoption of regulation for limiting sale of certain products and in some cases, an outright ban of such products pending increased regulatory review and a further demonstration of safety. Product bans would likely have the effect of adversely affecting our sales and marketing efforts of certain products in locations.

Our success depends, in part, on the quality and safety of our products, as well as the perception of quality and safety in the vaporization products and consumption accessories industry generally.

Our success depends, in part, on the quality and safety of the products we sell, including manufacturing issues, health concerns about the substances consumed using the products we sell, and unforeseen product misuse. Even a single incident of product defect or misuse, whether relating to products sold by us or just to our industry generally, could result in significant harm to our reputation If any of our product offerings are found to be, or are perceived to be, defective or unsafe, or if they otherwise fail to meet our customers’ standards, our sales may be affected, and we could lose market share for our stores and/or become subject to liability claims to the extent a retailer could be responsible, any of which could result in a material adverse effect on our business, results of operations and financial condition.

Damage to our reputation, or that of any of our key suppliers or their brands, could affect our business performance.

The success of our business depends in part upon the positive image that consumers have of the brands we distribute. Incidents, publicity or events arising accidentally or through deliberate third-party action that harm the integrity or consumer support of the products we sell could affect the demand for those products. Unfavorable media, whether accurate or not, related to our industry, to us, or to the products we sell could negatively affect our sales, and consequently adversely affect our corporate reputation, stock price, ability to attract high-quality talent, or the performance of our business. Additional negative publicity or commentary on social media outlets also could cause consumers to react rapidly by avoiding the products we produce and those we sell, which could have a material adverse effect on our business, results of operations and financial condition.

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Significant increases in state and local regulation of our vaporizer products have been proposed and enacted, and are likely to continue to be proposed and enacted in numerous jurisdictions.

As discussed under the heading “Regulatory Developments Relating to Fat Panda” above, there has been increasing activity on the provincial and local levels with respect to scrutiny of vaporizer products. National, provincial and local governmental bodies have indicated that vaporization products and certain other consumption accessories may become subject to new laws and regulations. If one or more of the provinces in which we operate bring actions that prevent us from selling certain or all of our vaporizer products, we would be required to cease sales and distribution of those products at locations therein, which could have a material adverse effect on our business, results of operations and financial condition.

The Canadian federal government, as well as certain provincial governments have passed or propose to pass legislation which will restrict the extent to which e-cigarettes, e-liquid and other vaping products may be displayed or sold. Additionally, Canadian laws require health warnings to be placed on certain vaporizer products, which could reduce the appeal of these products. These regulations and future regulations could have a material adverse effect on our business, results of operations and financial condition.

Based on regulations surrounding health-related concerns related to the use of some of our vaporizer products, possible new or increased taxes by government entities intended to reduce use of our products or to raise revenue, additional governmental regulations concerning the marketing, labeling, packaging or sale of some of our products, negative publicity resulting from actual or threatened legal actions against us or other companies in our industry, all may reduce demand for, or increase the cost of, certain of our products, which could adversely affect our profitability and ultimate success.

Our business depends partly on continued purchases by businesses and individuals selling or using cannabis pursuant to Canadian and provincial laws.

On April 13, 2017, the Government of Canada introduced Bill C-45, which proposed the enactment of the Cannabis Act to legalize and regulate access to cannabis. The Cannabis Act proposed a strict legal framework for controlling the production, distribution, sale and possession of medical and recreational adult-use cannabis in Canada. On June 21, 2018, the Government of Canada announced that Bill C-45, received Royal Assent. On July 11, 2018, the Government of Canada published the Cannabis Regulations under the Cannabis Act. The Cannabis Regulations provide more detail on the medical and recreational regulatory regimes for cannabis, including regarding licensing, physical security requirements, product practices, outdoor growing, security, packaging and labelling (including for cannabis accessories), cannabis-containing drugs, document retention requirements, reporting and disclosure requirements, the new access to cannabis for medical purposes regime and industrial hemp. The majority of the Cannabis Act and the Cannabis Regulations came into force on October 17, 2018; additional Cannabis Regulations took effect on October 17, 2019.

As of December 2022, the Minister of Health and the Minister of Mental Health and Addictions has launched the legislative review of the Cannabis Act. The review is being conducted by a five-member independent, expert panel, who will report their final conclusions and advice to the Ministers by Spring 2024. In addition, Health Canada announced that amendments to the Cannabis Act and its regulations concerning cannabis research and testing. Notably, these amendments increase the public possession limit for cannabis beverages to a level that is similar to other forms of cannabis, such as solid edible cannabis products (i.e. gummies or chocolate) and the amendments change how Health Canada regulates non-therapeutic cannabis research with human participants. As for proposed amendments, Health Canada is proposing amendments to the Cannabis Regulations to protect public health and safety, in particular by protecting young persons and others from inducements to use inhaled cannabis extracts. The proposed amendments would restrict the production, sale, promotion, packaging, or labelling of inhaled cannabis extracts with certain flavors, other than the flavor of cannabis.

While the Cannabis Act provides for the regulation by the federal government of, among other things, the commercial cultivation and processing of cannabis for recreational purposes, it provides the provinces and territories of Canada with the authority to regulate with respect to the other aspects of recreational cannabis, such as distribution, sale, minimum age requirements, places where cannabis can be consumed, and a range of other matters.

The governments of every Canadian province and territory have implemented regulatory regimes for the distribution and sale of cannabis for recreational purposes. In most provinces and territories, the minimum age is 19 years old, except for Québec, where the minimum age is 18. Certain provinces, such as Ontario, have legislation in place that restricts the packaging of vapor products and the manner in which vapor products are displayed or promoted in stores.

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The Cannabis Act is a relatively new regime that has no close precedent in Canadian law. The effect of relevant governmental authorities’ administration, application and enforcement of their respective regulatory regimes and delays in obtaining, or failure to obtain, applicable regulatory approvals which may be required may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on our business, financial condition and results of operations.

Because our business is dependent, in part, upon continued market acceptance of cannabis by consumers, any negative trends could materially and adversely affect our business, financial conditions or results of operations.

We are dependent on public support, continued market acceptance and the proliferation of consumers in the legal cannabis markets. While we believe that the market and opportunity in the space continue to grow, we cannot predict the future growth rate or size of the market. Any downturns in, or negative outlooks on, the cannabis industry may materially and adversely affect our business and financial condition.

If provinces continue the trend of imposing, expanding, and increasing taxes on vaporizer products, it could materially and adversely affect our business.

Supply of our products and increased sales taxes and economic conditions will affect our sales. Many customers buy our products with their discretionary income. To the extent taxes make our offered products more expensive, such as on vaporization products and consumption accessories, there may be a decline in sales during recessionary periods or at other times when disposable income is lower and taxes may be higher.

We may become involved in regulatory or agency proceedings, investigations, prosecutions, and audits.

Our business, and the businesses of the suppliers from which we acquire products we sell, requires compliance with many laws and regulations. Failure to comply with these laws and regulations could subject us or suppliers to regulatory or agency proceedings, investigations, or prosecutions, and could also lead to damage awards, fines and penalties. We or such suppliers may become involved in a number of government proceedings, investigations and audits. The outcome of any government proceedings, investigations, prosecutions, audits, and other contingencies could harm our reputation or the reputations of the brands that we sell, require us to take, or refrain from taking, actions that could harm our operations or require us to pay substantial amounts of money, harming our financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources or have a material adverse impact on our business, financial condition and results of operations.

We are subject to increasing international control and regulation.

The World Health Organization’s Framework Convention on Tobacco Control (“FCTC”) is the first international public health treaty that establishes a global agenda to reduce initiation of tobacco use and regulate tobacco in an effort to encourage tobacco cessation. Over 180 governments worldwide have ratified the FCTC, including Canada. The FCTC has led to increased efforts to reduce the supply of and demand for tobacco products and to encourage governments to further regulate the tobacco industry. The tobacco industry and others expect significant regulatory developments to take place over the next few years, driven principally by the FCTC.

To the extent our existing or future products become subject to international regulatory regimes that we are unable to comply with or fail to comply with, they may have a material adverse effect on our business, results of operations and financial condition.

Changes in our credit profile may affect our relationship with our suppliers, which could have a material adverse effect on our liquidity.

Changes in our credit profile may affect the way our suppliers view our ability to make payments and may induce them to shorten the payment terms of their invoices. Given the large dollar amounts and volume of our purchases from suppliers, a change in payment terms may have a material adverse effect on our liquidity and our ability to make payments to our suppliers and, consequently, may have a material adverse effect on us.

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We face intense competition and may fail to compete effectively.

The vaporization products and consumption accessories industry is characterized by brand recognition and loyalty, with product quality features, price, marketing and packaging constituting the primary methods of competition. Competition in the vaporization products and consumption accessories industry is particularly intense, and the market is highly fragmented.

Product defects could increase our expenses, damage our reputation or expose us to liability.

We may not be able to adequately address product defects. Product defects in vaporizers and other accessories may harm the health or safety of our end-consumers. In addition, remedial efforts could be particularly time-consuming and expensive if product defects are only found after we have sold the defective product in volume. Any actual or perceived defects in our products could result in unsold inventory, product recalls, repairs or replacements, damage to our reputation, increased customer service costs and other expenses, as well as divert management attention and expose us to liabilities. Furthermore, a product liability claim brought against us by our customers or end-consumers could be time-consuming and costly to defend and, if successful, could require us to make significant payments.

We may not have adequate insurance for potential liabilities, including liabilities arising from litigation.

In the ordinary course of business, we have and in the future may become the subject of various claims, lawsuits and governmental proceedings seeking damages or other remedies concerning our commercial operations, the products we distribute, our employees and other matters, including potential claims by individuals alleging injury or other harm caused by the products we distribute. Some of these claims may relate to the activities of businesses that we have acquired, even though these activities may have occurred prior to our acquisition of the businesses. The products we distribute may contain lithium ion or similar type batteries that can explode or release hazardous substances. In addition, defects in the products we distribute could result in death, personal injury, property damage, pollution, release of hazardous substances or damage to equipment and facilities. Actual or claimed defects in the products we distribute may give rise to claims against us for losses and expose us to claims for damages.

We maintain insurance to cover certain of our potential losses, and we are subject to various self-retentions, deductibles and caps under our insurance. We face the following risks with respect to our insurance coverage:

●	we may not be able to continue to obtain insurance on commercially reasonable terms;
●	we may incur losses from interruption of our business that exceed our insurance coverage;
●	we may be faced with types of liabilities that will not be covered adequately or at all by our insurance;
●	our insurance carriers may not be able to meet their obligations under the policies; or
●	the dollar amount of any liabilities may exceed our policy limits.

Even a partially uninsured claim, if successful and of significant size, could have a material adverse effect on us. Finally, even in cases where we maintain insurance coverage, our insurers may raise various objections and exceptions to coverage that could make uncertain the timing and amount of any possible insurance recovery.

We may become subject to significant product liability litigation.

The tobacco and e-cigarette industries have experienced and continue to experience significant product liability litigation and other claims, such as those related to marketing of tobacco and e-cigarettes to minors. As a result of their relative novelty, electronic cigarette, vaporizer product and other consumption product manufacturers, suppliers, distributors and sellers have only recently become subject to litigation. While we have not been a party to any product liability litigation, several lawsuits have been brought against other manufacturers and sellers of smokeless products for injuries to health allegedly caused by use of smokeless products. We may be subject to similar claims in the future relating to our vaporizer products. We may also be named as a defendant in product liability litigation against one of our suppliers by association, including in class action lawsuits. In addition, we may see increasing litigation over our vaporizer products or the regulation of our products as the regulatory regimes surrounding these products develop. We may face substantial costs due to increased product liability litigation relating to new regulations or other potential defects associated with our vaporizer and other consumption products, including litigation arising out of faulty devices or improper usage, which could have a material adverse effect on our business, results of operations and financial condition.

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There can be no assurances that we will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products.

The scientific community has not yet extensively studied the long-term health effects of the use of vaporizers, electronic cigarettes or e-liquids products.

Vaporizers, electronic cigarettes and related products were recently developed, and therefore the scientific community has not had a sufficient period of time to study the long-term health effects of their use. Currently, there is no way of knowing whether these products are safe for their intended use. If the scientific community were to determine conclusively that use of any or all of these products poses long-term health risks, market demand for these products and their use could materially decline. Such a determination could also lead to litigation and significant regulation. Loss of demand for our product, product liability claims and increased regulation stemming from unfavorable scientific studies on these products could have a material adverse effect on our business, results of operations and financial condition.

Reliance on information technology means a significant disruption could affect our communications and operations.

We increasingly rely on information technology systems for our internal communications, controls, reporting and relations with customers, vendors and suppliers, and information technology is becoming a significantly important tool for our sales staff. Our marketing and distribution strategy is dependent upon our ability to closely monitor consumer and market trends on a highly specified level, for which we are reliant on our sophisticated data tracking systems, which are susceptible to disruption or failure. In addition, our reliance on information technology exposes us to cyber-security risks, which could have a material adverse effect on our ability to compete. Security and privacy breaches may expose us to liability and cause us to lose customers, or may disrupt our relationships and ongoing transactions with other entities with whom we contract throughout our supply chain. The failure of our information systems to function as intended, or the penetration by outside parties intent on disrupting business processes, could result in significant costs, loss of revenue, assets or personal or other sensitive data and reputational harm.

Internet security poses a risk to our e-commerce sales.

At present, we generate a portion of our sales through e-commerce sales on our own websites. We manage our websites and e-commerce platform internally and, as a result, any compromise of our security or misappropriation of proprietary information could have a material adverse effect on our business, results of operations and financial condition. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure Internet transmission of confidential information, such as credit and other proprietary information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the technology used by us to protect client transaction data. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause material interruptions in our operations. We may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss and/or litigation. Our security measures may not prevent security breaches. Our failure to prevent these security breaches may result in consumer distrust and may adversely affect our business, results of operations and financial condition.

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Security and privacy breaches may expose us to liability and cause us to lose customers.

Provincial and national laws require us to safeguard our customers’ financial information, including credit information, as well as our employees’ information. Although we have established security procedures to protect against identity theft and the theft of information of our customers, distributors, consumers, and employees, our security and testing measures may not prevent security breaches and breaches of privacy may occur, which would harm our business. Typically, we rely on encryption and authentication technology licensed from third parties to enhance transmission security of confidential information in relation to financial and other sensitive information that we have on file. Advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security or other developments may result in a compromise or breach of the technology used by us to protect customer data. Any compromise of our security could harm our reputation or financial condition and therefore, our business. In addition, a party who is able to circumvent our security measures or exploit inadequacies in our security measures, could, among other effects, misappropriate proprietary information, cause interruptions in our operations or expose customers and other entities with which we interact to computer viruses or other disruptions. Actual or perceived vulnerabilities may lead to claims against us. To the extent the measures we have taken prove to be insufficient or inadequate, we may become subject to litigation or administrative sanctions, which could result in significant fines, penalties or damages and harm to our reputation.

If the methodologies of internet search engines are modified, traffic to our websites and corresponding consumer origination volumes could decline.

We depend in part on various internet search engines, including Google® and others to direct traffic to our websites. Our ability to maintain the number of visitors directed to our websites by search engines through which we distribute our content is not entirely within our control. Our competitors’ search engine optimization (“SEO”) efforts may result in their websites receiving a higher search result page ranking than ours, or Internet search engines could revise their methodologies, which could adversely affect the placement of our search result page ranking. If search engine companies modify their search algorithms in ways that are detrimental to our consumer growth or in ways that make it harder for our customers to access or use our websites, or if our competitors’ SEO efforts are more successful than ours, our consumer engagement and number of consumers could decline. Any reduction in the number of consumers directed to our websites could negatively affect our ability to earn revenue. If traffic on our websites declines, we may need to employ more costly resources to replace lost traffic, and such increased expense could adversely affect our business, results of operations and financial condition.

We are a holding company and depend upon our subsidiaries for our cash flow.

We are a holding company. Our subsidiaries conduct all of our operations and own substantially all of our tangible assets. Consequently, our cash flow and our ability to meet our obligations or to make other distributions in the future will depend upon the cash flow of our subsidiaries and our subsidiaries’ payment of funds to us in the form of distributions, dividends, tax sharing payments or otherwise.

The ability of our subsidiaries to make any payments to us will depend on their earnings and cash flow, the terms of their current and future indebtedness, tax considerations and legal and contractual restrictions on their ability to make distributions.

Our subsidiaries are separate and distinct legal entities. Any right that we have to receive any assets of or distributions from any of our subsidiaries upon the bankruptcy, dissolution, liquidation or reorganization, or to realize proceeds from the sale of their assets, will be junior to the claims of that subsidiary’s creditors, including trade creditors and holders of debt that the subsidiary issued.

Our intellectual property may be infringed and we may be unable to secure or maintain all the intellectual property required to sell all of our offerings.

We currently rely on trademark and other intellectual property rights to establish and protect the brand names and logos we own or license on some of the products we distribute. Third parties have in the past infringed, and may in the future infringe, on these trademarks and our other intellectual property rights. Our ability to maintain and further build brand recognition is dependent on the continued use of these trademarks, service marks and other proprietary intellectual property, including the names and logos we own or license. Despite our attempts to ensure these intellectual property rights are protected, third parties may take actions that could materially and adversely affect our rights or the value of this intellectual property. Any litigation concerning our intellectual property rights or the intellectual property rights of our suppliers, whether successful or unsuccessful, could result in substantial costs to us and diversions of our resources. Expenses related to protecting our intellectual property rights or the intellectual property rights of our suppliers, the loss or compromise of any of these rights or the loss of revenues as a result of infringement could have a material adverse effect on our business, results of operations and financial condition, and may prevent the brands we own or license, or are owned or licensed by our suppliers, from growing or maintaining market share. There can be no assurance that any trademarks or common marks that we own or license, or are owned or licensed by our suppliers, will not be challenged in the future, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide us or our suppliers competitive advantages. We are dependent on the validity, integrity and intellectual property of our suppliers and their efforts to appropriately register, maintain and enforce intellectual property in all jurisdictions in which their products are sold.

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We devote a portion of our resources to the registration and protection of our trademarks and to anti-counterfeiting efforts. Despite these efforts, we regularly discover products that infringe on our proprietary rights or that otherwise seek to mimic or leverage our intellectual property or the intellectual property of our suppliers. Counterfeiting and other infringing activities typically increase as brand recognition increases. Counterfeiting and other infringement of our intellectual property could divert away sales, and association of our brands with inferior counterfeit reproductions or third party labels could adversely affect the integrity and reputation of our brands.

We are subject to the risks of exchange rate fluctuations.

Currency movements and suppliers’ price increases relating to currency exchange rates are significant factors affecting our cost of sales. Some of our products are purchased from suppliers located in foreign countries and we make payments for our products in numerous currencies. Thus, we bear certain foreign exchange rate risk for certain of our inventory purchases. In addition, we recently expanded our footprint in Canada, and as part of our strategy, we may undertake further international expansion. As a result, in the future, we may be more sensitive to the risks of exchange rate fluctuations, which may have a material adverse effect on our business, results of operations and financial condition.

Our failure to comply with certain environmental, health and safety regulations could materially and adversely affect our business.

The storage, distribution and transportation of some of the products that we sell are subject to a variety of national, provincial and local environmental regulations. We are also subject to operational, health and safety laws and regulations. Our failure to comply with these laws and regulations could cause a disruption in our business, an inability to maintain our warehousing resources, additional and potentially significant remedial costs and damages, fines, sanctions or other legal consequences that could have a material adverse effect on our business, results of operations and financial condition. In addition, changes in environmental, employee health and safety or other laws, more vigorous enforcement thereof or other unanticipated events could require extensive changes to our operations or give rise to material liabilities, which could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Organizational Structure

Our principal asset is our interest in the Fat Panda operating companies, and, accordingly, we depend on distributions from the operating companies to pay our taxes and expenses. The operating companys’ ability to make such distributions may be subject to various limitations and restrictions.

We are primarily a holding company and rely on our ownership of all of the equity of the operating subsidiaries. As such, we have no independent means of generating revenue or cash flow. Our ability to pay our operating expenses or declare and pay dividends in the future, if any, will be dependent upon the financial results and cash flows and distributions of the operating companies. There can be no assurance that the subsidiary companies will generate sufficient cash flow to distribute funds to us or that applicable state law and contractual restrictions, including negative covenants, in any future debt instruments, will permit such distributions. In addition, because we are a holding company, our stockholders’ claims as a stockholder will be structurally subordinated to all existing and future liabilities and obligations of the operating companies. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of the operating companies will be available to satisfy the claims of our stockholders only after all of our subsidiaries’ liabilities and obligations have been paid in full.

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The acquisition of Fat Panda may not have the intended benefits.

There is no assurance that the acquisition of Fat Panda will be successfully operated by us as combined entities following the closing of the transaction, and there is no assurance that we, or our stockholders of the Company will experience any benefits of the type that we expect to experience.

PART F/S

Reference is made to the disclosure set forth under Item 9.01 of this Current Report, which disclosure is incorporated herein by reference.

Item 8.01	Other Events

On June 9, 2025, CEA issued a press release announcing the closing of the acquisition of Fat Panda. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of business acquired

The Company intends to file the financial statements of Fat Panda required by Item 9.01(a) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information

The Company intends to file the pro forma financial information required by Item 9.01(b) as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibits	Description of Exhibit

1.1	Acquisition Agreement for Fat Panda, dated as of February 7, 2025 (incorporated by reference to Exhibit 1.1 of the Current Report on Form 8-K filed June 6, 2025 by the Company).

1.2	Amendment No. 1 to the Acquisition Agreement dated as of February 7, 2025 (incorporated by reference to Exhibit 1.2 of the Current Report on Form 8-K filed June 6, 2025 by the Company).

1.3	Amendment No. 2 to the Acquisition Agreement dated as of February 7, 2025 (incorporated by reference to Exhibit 1.3 of the Current Report on Form 8-K filed June 6, 2025 by the Company).

1.4*	Loan Agreement dated as of June 4, 2025, between CEAD Panda Lender LLC and the Company

99.1 *	Press Release Announcing Consummation of Acquisition of Fat Panda, dated June 9, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*	Filed herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated June 9, 2025

CEA INDUSTRIES INC.

By:	/s/ Anthony K. McDonald
Anthony K. McDonald,
Chief Executive Officer